CleanSpark Exceeds 17 EH/s, Exercises and Upgrades Previously Announced Option

for 100,000 Bitcoin Mining Machines

Company negotiates option upgrade to new S21 Pros, increasing the total purchased hashrate by 17%, to 23.4 EH/s

The Company reached its new hashrate high as its recently acquired data center in Dalton, GA, goes online

Las Vegas, April 10--CleanSpark Inc. (Nasdaq: CLSK), America's Bitcoin Miner™, today announced it has exceeded 17 exahashes per second (EH/s) of operating hashrate and has exercised its option to purchase 100,000 Bitmain S21 Pros, or 23.4 EH/s of machines.

The machine purchase is an amendment to an existing agreement with Bitmain announced earlier this year. The amendment allowed the Company to purchase the S21 Pro model instead of the S21. The cost per terahash is maintained at the industry low price of $16 per terahash for the more efficient miner.

The S21 Pro operates at 15 joules per terahash (J/TH), a 14 percent improvement over the S21 miner which is currently the most efficient miner available on the market at 17.5 joules per terahash (J/TH). The improved efficiency of the S21 Pro means that the company will still acquire the same number of machines, but with a 17 percent increase in hashrate, or approximately 3.4 EH/s more hashrate.

“Efficiency is the most important variable as we head into the halving,” said Zach Bradford, CEO. “With the upgrade to the new S21 Pro, we expect that we have cemented our lead as the most efficient publicly traded bitcoin miner at scale in North America. Our extraordinary scale has allowed us to make meaningful gains in our bitcoin production without having to increase the energy use of our data centers. This is good not only for CleanSpark and our shareholders, but for the entire bitcoin network. After halving, many old and inefficient machines will go offline, increasing CleanSpark’s organic market share while lowering the network’s energy consumption. We are well-suited to take advantage of the opportunities that the halving affords and look forward to continuing our unmatched growth.”

Under the agreement, the new S21 Pros are scheduled for delivery between June and December 2024.

CleanSpark is among the largest publicly traded bitcoin miners in the world, consistently outpacing its peers in terms of bitcoin produced per exahash of operating hashrate, according to publicly available data.

About CleanSpark

CleanSpark (Nasdaq: CLSK) is America's Bitcoin Miner™. We own and operate data centers that primarily run on low-carbon power. Our infrastructure responsibly supports Bitcoin, the world's most important digital commodity and an essential tool for financial independence and inclusion. We cultivate trust and transparency among our employees and the communities we operate in. Visit our website at www.cleanspark.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In this press release, forward-looking statements include, but may not be limited to, statements regarding the Company's expectations, beliefs, plans, intentions, and strategies. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "targets," "projects," "contemplates," "believes," "estimates," "forecasts," "predicts," "potential" or "continue" or the negative of these terms or other similar expressions. The forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to: delivery dates and operating specifications of the purchased miners, anticipated additions to CleanSpark's hashrate and the timing thereof; the risk that the electrical power available to our facilities does not increase as expected; the success of its digital currency mining activities; the volatile and unpredictable cycles in the emerging and evolving industries in which we operate; increasing difficulty rates for bitcoin mining; bitcoin halving; new or additional governmental regulation; the anticipated delivery dates of new miners; the ability to successfully deploy new miners; the dependency on utility rate structures and government incentive programs; dependency on third-party power providers for expansion efforts; the expectations of future revenue growth may not be realized; and other risks described in the Company's prior press releases and in its filings with the Securities and Exchange Commission (SEC), including under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2023, and any subsequent filings with the SEC. Forward-looking statements contained herein are made only as to the date of this press release, and we assume no obligation to update or revise any forward-looking statements as a result of any new information, changed circumstances or future events or otherwise, except as required by applicable law.

Investor Relations Contact
Brittany Moore
702-989-7693

ir@cleanspark.com

Media Contact
Eleni Stylianou
702-989-7694
pr@cleanspark.com